EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 (Nos. 333-129268, 333-157276, 333-172596, 333-174983, 333-183617 and 333-198757) and on Form S-3 (Nos. 333-161552, 333-166442, 333-166443, 333-173806, 333-174199 and 333-189555) of Flotek Industries, Inc. and subsidiaries (the “Company”) of our reports dated January 27, 2015, relating to the consolidated financial statements of Flotek Industries, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and to the Company’s internal control over financial reporting, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on January 27, 2015.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Hein & Associates LLP

Houston, Texas
January 27, 2015